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                                                                   Exhibit 99.13

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                          SAFECO TAX-EXEMPT BOND TRUST
                                 CLASS C SHARES

                                    EXHIBIT A

This Plan of Distribution for Class C shares pursuant to Rule 12b-1 applies to the following Series:

Safeco Intermediate-Term Municipal Bond Fund
Safeco Municipal Bond Fund
Safeco California Tax-Free Income Fund

As of October 1, 2003